UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2017

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2017, American Renal Associates Holdings, Inc. (the “Company”, “we” or “us”) appointed Dr. Don Williamson as Executive Vice President and Chief Operating Officer of the Company, effective as of September 19, 2017.
Dr. Williamson, age 54, has served as one of three national Chief Medical Officers of the Company since 2011, and as a physician partner of the Company since 2002. He has more than 26 years of experience as a nephrologist. Prior to his appointment as Chief Operating Officer, he had served as President, Chief Executive Officer and Managing Partner for our clinic joint venture, Nephrology Associates, P.C. in Augusta, Georgia, since 1998, and as the Founder and Chief Executive Officer of our clinic joint venture, Nephrology Centers of America, LLC, since 2001. He is the Co-Founder, and, since 2010, Chief Executive Officer and Managing Partner of Kinetic Decision Solutions LLC (“Kinetic”), a developer of electronic medical record software. He serves as a member of the ESRD Advisory Council, Department of Community Health for the State of Georgia, and is an Associate Clinical Professor of Medicine at the Medical College of Georgia/Augusta University. Dr. Williamson received his B.A. degree in Chemistry from Mercer University and his M.D. from the Medical College of Georgia.
In connection with his appointment, Dr. Williamson entered into an employment agreement with the Company, dated September 18, 2017 (the “Agreement”). The Agreement has an initial three-year term, subject to automatic one-year successive renewals, unless either party provides at least 60 days’ prior notice of intent not to renew. Dr. Williamson will serve at an initial annual base salary of $750,000, which amount is subject to increase from time to time as may be determined by the Company. The Agreement also provides for eligibility to receive an annual cash incentive award of up to 100% of his annual base salary, subject to proration for 2017, based on achievement of objectives established by the Company. Subject to approval by our Board of Directors, Dr. Williamson will receive initial equity awards, split evenly between stock options and restricted stock units, in each case subject to vesting in three equal annual installments, with an aggregate grant date fair value of $641,666. In addition, he will be eligible to receive following the completion of each year during the term of the Agreement, commencing March 2018, additional equity awards, split evenly between stock options and restricted stock units, with an aggregate value of $1.1 million as part of our long-term incentive compensation program. Under the Agreement, Dr. Williamson is also entitled to customary employee benefits, up to 10 hours of personal travel on the Company aircraft, an automobile allowance, moving and relocation assistance, and payment of severance following certain terminations of employment. In the event of Dr. Williamson’s termination without cause or termination for good reason, his severance would equal 200% of his base salary payable over a 24 month period together with a subsidized COBRA benefit for health coverage and a pro-rata bonus for his year of termination, in each case, contingent upon his execution of a general release in favor of the Company and his continued compliance with the restrictive covenant agreement that he signed contemporaneously with entering into the Agreement.
The Company reports the following related party transactions with Dr. Williamson under Item 404(a) of Regulation S-K.
Software Services
Dr. Williamson and his wife, Karon Williamson, own 51% and 2.5%, respectively, of Kinetic, a company from which the Company licenses software relating to electronic medical record solutions. Dr. Williamson is also Co-Founder, Chief Executive Officer and Managing Partner of Kinetic. Under the terms of this arrangement, the Company paid to Kinetic $333,805 during 2016 and $206,461 during 2017 through August 31, 2017.
Clinic Joint Ventures and Loans
Dr. Williamson and Spousal Limited Access Trust, Karon P. Williamson Trustee, a trust in which Mr. Williamson’s wife is trustee and beneficiary, are partners in certain of our clinic joint ventures. In addition, until his appointment, Dr. Williamson served as a medical director at one of our joint venture clinics.
The clinics in which Dr. Williamson and/or his spousal trust have an ownership interest all receive intercompany revolving loans made through our wholly owned operating subsidiary, American Renal Associates LLC, and have a portion of their financing in the form of term loans held by Term Loan Holdings LLC (“Term Loan Holdings”), an entity to which, on April 26, 2016, we transferred substantially all of the then-existing intercompany term loans (“assigned clinic loans”) provided to our joint venture subsidiaries. Term Loan Holdings is owned by our pre-IPO stockholders pro rata in accordance with their ownership in the Company, including Dr. Williamson. Dr. Williamson owns less than 1% of the percentage membership interests in Term Loan Holdings. As of April 26, 2016 and August 31, 2017, the aggregate principal amount outstanding of the intercompany revolving loans and assigned clinic loans made to our joint ventures in which Dr. Williamson and/or his spousal trust have an ownership interest was approximately, in each case, $7.0 million and $5.8 million, respectively. As of August 31, 2017, such loans had maturities ranging from December 2018 to December 2022, with a weighted average maturity of approximately 2.59 years (March 2020), and a weighted average interest rate of 5.09%. Fixed principal and interest payments with respect to such loans are payable monthly. Each loan is secured by the assets of the applicable joint venture clinic. Each loan is and will continue to be guaranteed by us and the applicable joint venture partner or partners, including Dr. Williamson and/or his spousal trust, in proportion to each party’s ownership interests in the applicable joint venture. Based on their proportionate ownership interest in such joint ventures, Dr. Williamson and/or his spousal trust guaranteed approximately, in each case, $750,000 and $590,000 in the aggregate, of such outstanding loans as of April 26, 2016 and August 31, 2017, respectively.
Option Modification
In connection with the Company’s 2016 IPO, the Company modified certain outstanding stock option awards, including certain awards held by Dr. Williamson. The aggregate incremental fair value of Dr. Williamson’s modified awards was $246,893, which was computed as of the modification date in accordance with FASB ASC Topic 718, using the assumptions discussed in “Note 17-Stock-Based Compensation” of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: September 21, 2017	By:	/s/ Jonathan L. Wilcox
	Name:	Jonathan L. Wilcox
	Title:	Chief Financial Officer